CONTRACT OF SALE

                      PC25TM MODEL C FUEL CELL POWER PLANTS


ONSI Corporation("SELLER") and Chugach Electric Association, Inc. ("BUYER") agree as follows:


1.       PRODUCTS AND SERVICES

         SELLER shall manufacture and deliver to BUYER six (6) PC25 Fuel Cell Power Plants as described in Attachment A ("Power Plants") and as set forth below in Section 2.

         SELLER will provide the service options as set forth in Section 2 below.

         SELLER shall furnish installation and service manuals prior to or upon delivery of the first Power Plant.

2.       DELIVERIES

         Power Plants

         The Power Plants shall be delivered on or before the below listed delivery dates:

Quantity        Part Number         Unit Price      Total        Delivery Date

   6               TBD              $627,500      $3,765,000     December 1998
              (Power Plant with
               Grid Independent
               Parallel; High Grade
                   Heat)

         Services                                                         Price

         1. ONSI will provide the site installation design $0.00 based on our standard installation drawings.
                  This effort will include the initial site visit (up to two days) followed by one on-site design review.


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3.       PRICE AND PAYMENT

         The total price of this Contract (subject to increase due to the exercise of the option in Article 5) is $3,765,000. BUYER shall pay to SELLER in installments within thirty (30) days of presentation of SELLER's invoices in accordance with the following schedule:

         Upon execution of this Contract.              20% of the unit price of
                                                       each Power Plant

         Two months prior to delivery                  50% of the unit price of
                                                       each Power Plant

         Upon  delivery or ten (10) days after         20% of the unit price of
         notice  from  SELLER  that the Power          each Power Plant
         Plant is ready for delivery, whichever
         occurs first.

         Upon initial operation or one hundred         10% of the unit price of
         twenty (120) days after the earlier of        each  Power  Plant
         delivery or notice of readiness for
         delivery, whichever occurs first.

     All payments shall be made in U.S. dollar funds by wire transfer of the required remittance without discount to a U.S. bank designated by SELLER for credit to SELLER's account.

4.       GENERAL PROVISIONS

         This Contract is subject to and incorporates the terms of the following
Attachments:

          A.   Attachment A, PC25(TM) Fuel Cell Power Plant Description

          B.   Attachment B, ONSI Corporation General Contract Provisions

5.       SPECIAL PROVISIONS

         The following special provisions are applicable to this Contract:

         A. BUYER grants SELLER an option to purchase up to four (4) additional Power Plants at the price and delivery dates set forth below subject to the terms of this Contract. This option may be exercised by the BUYER providing SELLER written notification no later than August 30, 1998.

         Power Plants


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Quantity    Part Number  Unit Price            Total              Delivery Date

Up to 4     FC13300-01    $600,000          $2,400,000            December 1999

      B. i. BUYER acknowledges that the funding to provide the development of the load share Site Management System may be provided by a third party. In the event SELLER has not entered a legally binding agreement for this development effort with a third party by May 15, 1998, then SELLER and BUYER agree to seek a mutually agreeable alternative approch, but if agreement is not reached, then SELLER may terminate this Contract by providing BUYER written notice of such termination no later than June 30, 1998.

          ii. SELLER agrees that if notwithstanding BUYER's best efforts, funding is not obtained in order to complete the purchase of the Power Plants hereunder, then BUYER may cancel its order for such Power Plants upon written notice to SELLER on or before June 30, 1998. BUYER shall forfeit a portion of payments made by BUYER in respect of such Power Plants to the extent of the costs and non-cancelable commitments not otherwise recoverable that are incurred by SELLER to the date of cancellation, but in no event more than $200,000. Such costs shall be substantiated by suporting documentataon. Within thirty (30) days of SELLER's receipt of BUYER's cancellation notice, Seller shall return the payments made by Buyer less the amount forfeited under this
               Section 5B(ii). If, Seller recovers all or a portion of the cost and non-cancelable commitments incurred under this Contrat by contating to sell at least four (4) Power Poants withthe grid independent paralleling option by December 31, 1999, Seller will return the amount forgeited hereunder by BUYER less SELLER's unrecovered costs as porvicded above; and if six (6) or more Power Plants with the grid independent paralleling option are sold by December 31, 1999, the entire amount forfeited under this Secion 5 B (ii) will be returned to Buyer up to a maximum amount of $200,000.

6.       NOTICES

         Address all notices, which shall be made in writing in the English language, by certified mail, return receipt requested, or by facsimile to:

         ONSI Corporation                    Chugach Electric Association, Inc.
         P.O. Box 1148                       P. O. Box 196300
         195 Governor's Highway              5601 Minnesota Drive
         South Windsor, CT  06074 U.S.A.     Anchorage, AK  99519
         Attn:    Counsel                    Attn: Evan J. Griffith, Jr.
         Facsimile:  (860) 727-2319          Facsimile: 907-762-4514


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This  Contract  has been  executed  on behalf of SELLER  and BUYER by their duly authorized representatives as set forth below:

ONSI CORPORATION                      CHUGACH ELECTRIC ASSOCIATION,
                                      INC.

By        /s/ R L Suttmeiller         By /s/ Eugene N. Bjornstad

Name Robert L. Suttmeiller            Name Eugene N. Bjornstad

Title    President                    Title   General Manager

Date   May 4, 1998                    Date   April 24, 1998


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                                  ATTACHMENT A
                   PC25(TM) FUEL CELL POWER PLANT DESCRIPTION
                        (Standard Model C Configuration)


The PC25 is a packaged, self-contained fuel cell Power Plant which operates unattended and automatically using pipeline natural gas fuel. The standard configuration PC25 Model C can provide on-site electricity and heat in connection with the utility grid. The Power Plant's capabilities can be extended with optional configurations.

Rating

The maximum continuous net electrical power output capability is 200 kW/235 kVA.
The  Power  Plant  will  operate   continuously  at  temperatures  from  -20  to
110(degree)F at 500 feet above sea level.

The maximum heat available from the Power Plant is 750,000 Btu/hr at an ambient temperature of 60(degree)F.

Fuel

The PC25 operates on pipeline natural gas delivered at pressures between 4 and 14 inches water column with gas composition limits in accordance with Table 1.

             Table 1. Fuel Composition Limits - Pipeline Natural Gas


                                           Maximum Allowable
                                            Percent Volume


            Methane                              100
            Ethanes                               10
            Propane                                5
            Butanes                             1.25
            Pentanes, Hexanes, C6+               0.5
            CO2                                    3
            O2                                   0.2
            N2 (continuous)                        4
            Total Sulfur            30 ppmv maximum (6 ppmv average)
            Ammonia                              1 ppmv
            Chlorine                    0.05 ppm (weight basis)

At rated power, the PC25 consumes less than 2000 standard cubic feet per hour of natural gas with a higher heating value of 1000 Btu/ft3.

PC25 Standard Equipment


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The PC25 equipment consists of two modules: a Power Module, designed for outdoor or indoor operation, and a Cooling Module intended for outdoor operation. Dimensions of these modules are indicated in Figure 1. These modules include all equipment necessary to (1) convert natural gas to utility quality ac power, (2) provide useful heat to the customer and (3) reject excess heat to air. All controls and instrumentation required for starting and operating the PC25 are included.

                       Figure 1. Approximate Module Sizes


[GRAPHIC OMITTED, DEPICTS APPROXIMATE MODULE SIZES]


PC25 Grid-Independent/Paralleling Power Plant Option

When multiple power plants are operated in the grid-independent mode and connected in parallel to a load, an internal load sharing control is incorporated into each of the power plants to enable all power plants to operate in phase, at the same voltage, and share the current properly.

PC25 High-Grade Heat Recovery Option

The standard PC25 power plant provides heat in a single medium-grade stream. However, the power plant can be configured to provide more than 300,000 Btu/hr of heat at rated power to heat a customer's pressurized hot water system to 250(degree) F. The remaining 40,000


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Btu/hr  or more of heat is  provided  at  140(degree)  F.  The high  grade  heat decreases to zero at approximately half rated power. Similar to the basic PC25 power plant, the estimated high-grade heat availability is dependent upon supply and return water temperatures.

Customer Furnished Materials and Equipment

The customer must supply a foundation for the equipment, electrical connections to the building and/or electrical power grid, gas supply plumbing, plumbing connections to the building and electrical and plumbing connections between the Cooling Module and Power Module.

In addition, for the Grid-Independent/Paralleling power plant option the customer must incorporate a Site Management System into the site installation to coordinate the operation of the multiple fuel cell power plants during transitions between operating modes and provide the interface communication capabilities for control of the multi-unit installation. This Site Management System is site specific and is external to the power plant.

The power plant also requires up to 82 kW of electrical power during start.























The information contained in this document is intended to be representative of the PC25 configuration. However, the materials and characteristics are subject to change. All fuel cell power plants are subject to deterioration in performance over time and with repeated thermal cycles associated with shutdowns and startups. Deterioration can be minimized by maintaining continuous operation to the fullest extent possible.



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                                  ATTACHMENT B
                                ONSI CORPORATION
                           GENERAL CONTRACT PROVISIONS


PROVISION 1 -- TAXES

BUYER shall pay SELLER, in addition to the Price, any and all taxes (not including income taxes) which may be imposed by any taxing authority arising from the sale, delivery, or subsequent use of the goods sold, and for which SELLER may be held responsible for collection or payment, either on its own behalf or that of BUYER, upon receipt by BUYER from SELLER of its bill therefor.

PROVISION 2 -- DELIVERY, TITLE, SHIPPING AND INSURANCE

Deliveries pursuant to this Contract are FOB SELLER's place of manufacture. Title and risk of loss for each Power Plant shall pass to BUYER at SELLER's place of manufacture upon delivery or ten (10) days after notice from SELLER that the Power Plant is ready for delivery, whichever occurs first. BUYER shall arrange transportation and insurance from the place of manufacture. SELLER shall notify BUYER of the actual shipping date at least ten (10) days prior to the actual shipping date.

PROVISION 3 --  WARRANTY

A.       Warranty

         1.       Power Plant Warranty

                  SELLER  warrants  that,  at the time of  delivery,  each Power
                  Plant  furnished   hereunder  shall  be  free  of  defects  in
                  materials and manufacturing workmanship.

                  SELLER's obligations under this warranty with respect to each Power Plant shall expire twelve (12) months after initial operation or use, but in no event later than eighteen (18) months after the date of its delivery or, if BUYER shall refuse to accept delivery of the Power Plant when it is offered for delivery on or after the scheduled delivery date, the date of such offer for delivery.

                  SELLER warrants that at the time of initial operation, and for a period of twelve (12) months thereafter, but in no event later than eighteen (18) months after the date of its delivery, each Power Plant furnished under this Contract shall be capable of functioning as described in Attachment A, providing BUYER has installed, operated, and maintained each Power Plant and the Site Managmenetn System according to the SELLER's specifications and recommendations.


         2.       Warranty of Services

                  SELLER warrants to BUYER that all services provided under the Contract will be performed in a diligent manner in accordance with the usual industrial standards. SELLER's liability and BUYER's remedy under this warranty are limited to SELLER's correction of such services as are shown to SELLER reasonable satisfaction to have been defective, provided that written notice of such defective services shall have been given by BUYER to SELLER within ninety (90) days after the performance of such services by SELLER.

B.       Remedy and Conditions of Power Plant Warranty

                    1.   SELLER's   liability  and  BUYER's   remedy  under  the
                         foregoing warranty are limited to the repair or replacement, at SELLER's option, of defective equipment or materials or parts thereof, which BUYER will afford SELLER a reasonable opportunity to inspect, provided that written notice of the defect shall have been given by BUYER to SELLER within a reasonable time after discovery of the claimed defect, but in no event later than the expiration of the applicable warranty period. SELLER shall not be responsible for remedying the effects of ordinary wear and tear.

                    2. In the event it is necessary to remove any equipment or materials, or parts thereof, from the Power Plant in order for BUYER or SELLER to repair or replace the same, BUYER, at SELLER's election, shall provide the personnel and equipment necessary for such removal and reinstallation at SELLER's expense, however, BUYER shall provide SELLER with its cost estimate of the removal and reinstallation for any unscheduled work exceeding one (1) man-day of effort and shall not proceed with the effort until SELLER's written approval is received.

                    3. Any cost of shipment of repaired or replacement equipment or materials, or parts thereof, to or from SELLER's plant or any other off-site facility shall be borne by SELLER, and SELLER shall bear the risk of loss of such equipment or materials or parts thereof while they are located away from the location of the Power Plant.

                    4. In the event any equipment or materials, or parts thereof, originally furnished by SELLER are replaced, SELLER, at its option, shall be entitled to possession of and title to all of the equipment so replaced. In the event SELLER, or BUYER acting at SELLER's request, removes any replaced equipment from the Power Plant location, title to and risk of loss of such replaced equipment or materials or parts thereof shall pass to SELLER at the time it is removed from the Power Plant location.

                    5. Where repaired or replacement equipment or materials, or parts thereof, are furnished pursuant to this Provision 3, they will be subject to the same warranties, the same conditions and the same remedies provided for the original equipment and materials, or parts thereof, provided that the warranty period for repaired or replacement equipment and materials or parts thereof shall be the balance of the applicable warranty period under Provision 3-A above or the waranty period porvided by the suppl9ier of hte reapired or replaced equipment o rmatereials or parts. In the eveent it is necessary to remove any repoaried or replaced equipment or materials, or perts thereof, from thePower Polant inorder for BUYER or SELLER to reair or replace the same, after the original waranty period of the

                         PowerPlant has expired, BUYER shall provide the personnel and equipment necessary for such removal and reinstallation at BUYER's expense.

                    6. BUYER agrees to provide and maintain telephone service at its own expense so that SELLER can monitor the Power Plant and its operation remotely throughout the applicable warranty period under Provision 3-A above.

                    7. SELLER shall have no obligation to provide the remedy specified in this Provision 3 for equipment or materials which have been subjected to accident, alteration, abuse or misuse or have not been maintained and operated in accordance with the procedures prescribed by SELLER, including the providing of natural gas at the site in accordance with SELLER's gas specification set forth in Attachment A, and otherwise in accordance with reasonable and prudent maintenance and operational standards.

C.       Limitation of Warranty and Remedies

         THE WARRANTIES AND REMEDIES STATED IN THIS PROVISION 3 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE). IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE.

PROVISION 4 - LICENSES AND PERMITS

In order to accomplish the objectives set forth in this Contract, certain permits, approvals, licenses and/or other authorizations (collectively called "authorizations") may have to be obtained from governmental authorities. BUYER shall be responsible for obtaining any authorizations that are necessary for its acquisition, financing, ownership, shipping, export, installation, operation and maintenance of the Power Plant. SELLER shall be responsible for obtaining any authorizations required for performance of its obligations under this Contract. The parties agree to cooperate and provide support to each other in obtaining the authorizations required hereunder. All such authorizations shall be obtained in a timely manner.

SELLER shall be notified of and afforded an opportunity to attend at its expense all presentations to governmental authorities and insurers relating to or otherwise affecting the safety or other aspects of the equipment or related services furnished by SELLER. All materials to be presented to any governmental authority or to any insurer describing SELLER or the safety or other aspects of the equipment or related services furnished by SELLER shall be subject to the approval of SELLER, which approval shall not be unreasonably withheld.

SELLER shall not be obligated to disclose to BUYER information which SELLER considers confidential or proprietary (hereinafter collectively called "Proprietary Information"). However, SELLER may, at its discretion, provide Proprietary Information which is necessary in connection with licensing of the Power Plant, or in connection with other regulatory matters, or where it is necessary to repair, operate or maintain the Power Plants. If SELLER furnishes any Proprietary Information to BUYER, it shall be designated as such. BUYER shall receive and hold such Proprietary Information in confidence, shall use it exclusively in connection with the Power Plant for the purposes specified above (including necessary disclosures on a proprietary basis to others in that connection, but in any event excluding disclosures to other suppliers of electric generating equipment) and shall not publish or otherwise disclose it to others. This obligation of BUYER shall not apply to information which is in or hereafter comes into the public domain through no breach of this Contract, which BUYER can show to have been in its possession before any disclosure hereunder or which BUYER receives from a third party having a right to make such a disclosure. All Proprietary Information of SELLER furnished to BUYER shall remain the property of SELLER.

PROVISION 5 - DELAYS

SELLER shall not be liable for delays, interruptions or failures in performing its obligations arising from any act, delay or failure to act on the part of any governmental authority, including delay or failure to act in the issuance of permits, approvals or licenses; acts of God; accidents or disruptions such as fire, explosion, or major equipment breakdown; failure or delay in securing necessary materials, equipment, services or facilities; labor difficulties such as strikes, slowdowns or shortages; delays in transportation; or any cause of a similar or dissimilar nature beyond SELLER's reasonable control. The time for performance of this Contract shall be extended for a period equal to any time lost by reason of the delay. SELLER shall not be obligated to incur any additional expenses in connection with such a delay unless so directed by BUYER, in which event the cost of any measures taken to recover any lost time shall be for BUYER's account.

PROVISION 6 - ASSIGNMENT

Until the payment obligations set forth in Provision 3 of the Contract of Sale (and any increases due to the exercise of the option in Provision 5 of the Contract of Sale) are satisfied, neither BUYER nor SELLER may assign any of its rights or obligations under this Contract, except with the written consent of the other, and any assignment made without such consent shall be null and void; provided, however, that SELLER may, upon written notice to BUYER, assign its rights and obligations without such consent, to an entity which acquires all or substantially all of SELLER's assets or which controls, is controlled by or is under common control with SELLER. Such written consent shall not be unreasonably withheld.

PROVISION 7 - PATENTS

A. SELLER shall conduct, at its own expense, the entire defense of any claim, suit or action alleging that, without further combination which is the basis therefor, the use or resale by BUYER of the goods delivered hereunder, directly infringes any patent of the United States but only on the condition that (a) SELLER receives prompt (sufficient so as not to prejudice any of SELLER's interests) written notice of such claim, suit or action and full opportunity and authority to assume the sole defense thereof, including settlement and appeals, and all information available to BUYER for such defense; (b) such claim, suit or action is not based on the use of the goods in a manner not reasonably contemplated by SELLER and BUYER; (c) the claim, suit or action is brought against BUYER or one to whom BUYER is or may become legally obligated for the infringement; and (d) BUYER has paid all amounts then due and payable hereunder. Provided all of the foregoing conditions have been met, SELLER shall, at its own expense, subject to Provision 8 entitled "Liability Limitation", either settle said infringement claim, suit, or action or pay all damages and costs awarded by the court therein and, if the use or resale of such goods is finally enjoined,SELLER shall,at SELLER's option and expense,
     (i) procure for BUYER the right to use or resell the goods, (ii) replace them with equivalent noninfringing goods, (iii) modify them so they become noninfringing but substantially equivalent, or (iv) remove them and refund the purchase price (less a reasonable allowance for use, damage and obsolescence).

B. If a claim, suit or action is based on the use by BUYER of such goods in a manner not reasonably contemplated by BUYER and SELLER, or on the use or sale by BUYER of such goods in combination with other goods not delivered to BUYER hereunder by SELLER, or on the manufacture of such goods to a design specified by BUYER, then BUYER shall indemnify and hold SELLER harmless against all liability, costs, expenses and damages arising out of such claim, suit or action.

PROVISION 8 - LIABILITY LIMITATION

The Price allocable in this Contract to any Power Plant (including all options) and/or services alleged to be the cause of any loss or damage to BUYER shall be the ceiling limit on SELLER's liability, whether founded in contract or tort (including negligence), arising out of, or resulting from, (i) this Contract or the performance or breach thereof, (ii) the design, manufacture, delivery, sale, repair, replacement, or (iii) the use of any such Power Plant. Under no circumstances shall SELLER be liable for any special, incidental, indirect or consequential damages of any nature whatsoever, including without limitation, lost profits, revenues or sales, or increased costs of production, whether such claims are based in contract or tort including negligence, or any other legal theory or principle.

PROVISION 9 - TERRITORIES

BUYER shall not install or operate a Power Plant delivered hereunder in any territory in the United States in which (a) SELLER has provided another person with an exclusive license to install and operate Power Plants and (b) SELLER has notified BUYER of such territory, unless BUYER shall have received the prior permission of the person having an exclusive license for such territory. SELLER hereby notifies BUYER that it has provided other persons with an exclusive license to install and operate Power Plants in the exclusive natural gas service or franchise area of Pacific Gas and Electric and Southern California Gas Company. BUYER shall include this clause with SELLER identified as ONSI Corporation in any contract under which a Power Plant is resold or that provides another person with the right to install and operate a Power Plant and shall notify the Purchaser under any such contract of such territories on behalf of SELLER. Notwithstanding any other provisions of this Contract to the contrary, BUYER agrees that the person holding the exclusive license in a territory is a third party beneficiary of this provision and such person may enforce this provision.

PROVISION 10 - MISCELLANEOUS

A.       Third Party Beneficiaries

         The provisions of this Contract are solely for the benefit of the parties hereto and not for any other person, except as specifically provided herein.

B.       Waivers

         Waiver by any party of any default by the other shall not be deemed a waiver by such party of any other default. No waiver shall be binding unless in writing and signed by a duly authorized representative of the party granting the waiver. No alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by a duly authorized representative of the party to be bound thereby.

C.       Notices

         Notices and other communications between the parties shall be addressed as specified on the signature page of this Contract, provided that either party may change its respective address by notice to the other. All notices and communications shall be given in writing, in the English language, by certified mail, return receipt requested, or facsimile.

D.       Section Headings

         The section headings used in this Contract are merely for the convenience of the parties and do not have substantive meaning. It is not intended that said headings will be considered in the construction of this Contract.


E.       Compliance with Laws

         SELLER and BUYER will each comply with all federal, state and local laws applicable to the performance of their respective obligations hereunder.

F.       Law Controlling

         The rights of all parties under this Contract and the construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Alaska, including the Uniform Commercial Code, and of the United States of America, excluding the United Nations Convention on the International Sale of Goods.

G.       Entire Agreement

         This Contract contains the entire agreement between the parties regarding the Power Plant(s) and any equipment, materials, services and information provided in connection therewith. Any previous and
         collateral  agreements,   representations,   warranties,  promises  and
         conditions relating to the subject matter of this Contract are superseded by this Contract. Any representation, warranty, promise or condition not incorporated in this Contract shall not be binding on either party. No modification nor any claimed waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.


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